Exhibit 10.3

AMENDMENT NUMBER TWO

TO THE

HENRY SCHEIN, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2014

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2014, and as subsequently amended (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the “Board”) or an authorized committee may amend the Plan;

WHEREAS, pursuant to the Charter of the Compensation Committee of the Board (the “Committee”), the Committee is authorized to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to: (i) clarify the Committee’s ability to change the contribution percentage during a Plan Year, and (ii) suspend all contributions to the Plan, effective July 1, 2020.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2020 as follows:

1.     Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a)          The Employer shall make a book-entry contribution to the Deferral Account of each Participant, equal to (i) the amount by which the Participant’s Base Compensation exceeds Recognized Compensation multiplied by (ii) seven percent (7%), or such other contribution percentage determined by the Committee in its sole discretion; provided that such other contribution percentage shall be established with respect to Base Compensation earned on or after the date of the Committee’s action. A contribution will be made with respect to a calendar quarter on behalf of a Participant if such Participant was employed on the last day of such calendar quarter. A Participant’s Deferral Account shall be credited on, or as soon as administratively feasible following, the September 30th immediately following the Plan Year during which the applicable calendar quarter occurs with respect to which the contribution is earned (or at least annually as of any date determined by the Committee in its sole discretion). Notwithstanding the foregoing, a Participant’s Deferral Account shall be credited with a contribution with respect to the Plan Year of the Participant’s retirement at or after the Normal Retirement Date, death or Disability. Notwithstanding anything herein to the contrary, the Employer shall make no book-entry contribution to the Deferral Account of any Participant for Base Compensation paid on or after July 1, 2020.”

IN WITNESS WHEREOF, this amendment has been executed this 2nd day of May, 2020.

HENRY SCHEIN, INC.

By: /s/ John Lee

Title:      Vice President, Global Compensation,

                Benefits, HRIS and HR M&A